Exhibit 5.1

Form of Opinion of Snell & Wilmer L.L.P.

[Letterhead of Snell & Wilmer L.L.P.]

[Date]

Good Times Restaurants Inc.
601 Corporate Circle
Golden, Colorado 80401

Re:           Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Good Times Restaurants Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-188183) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the issuance and sale by the Company of the following securities (all of which are collectively referred to herein as the “Securities”):

(a)       up to an aggregate of [_______] shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which includes [_______] Shares subject to the underwriters’ over-allotment option, as described in the Registration Statement;

(b)       up to an aggregate of [________] redeemable Common Stock purchase warrants (the “Warrants”), which includes [_______] Warrants subject to the underwriters’ over-allotment option, as described in the Registration Statement; and

(c)       up to an aggregate of [________] shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”).

As such counsel, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Articles of Incorporation of the Company, as amended; the Restated Bylaws of the Company, as amended; and certain resolutions adopted by the Board of Directors of the Company.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.  In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies.

Good Times Restaurants Inc.
[DATE]

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

(i)        the Securities have been duly authorized for issuance by all necessary corporate action by the Company;

(ii)       the Shares, when issued and sold by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable;

(iii)      each Warrant, when issued and sold by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws relating to or affecting the rights and remedies of creditors; and (B) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and

(iv)       the Warrant Shares, when issued and sold by the Company upon exercise in accordance with and in the manner described in the Registration Statement and as provided in the Warrants, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is based on and is limited to the laws of the State of Nevada.  We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority or any jurisdiction.

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein.  This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof.  We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusion stated in this opinion letter).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus which forms a part of the Registration Statement and any supplement or supplements to such prospectus.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,